UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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WAYSIDE TECHNOLOGY GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WAYSIDE TECHNOLOGY GROUP, INC.
1157 Shrewsbury Avenue
Shrewsbury, New Jersey 07702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 11, 2009

To our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Wayside Technology Group, Inc. (the “Company”) will be held at Morgens Waterfall Vintiadis & Company, Inc. 600 Fifth Avenue, 27th Floor, New York, New York, on June 11, 2009 at 10:00 AM, local time, for the following purposes:

1.	To elect a Board of six Directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Amper, Politziner & Mattia, LLP as the Company’s independent registered public accounting firm for 2009; and

3.	To consider and take action upon such other matters as may properly come before the Meeting and any adjournment or postponement thereof.

The close of business on April 17, 2009 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. Commencing 10 days prior to the Meeting, a complete list of stockholders will be open to the examination of any stockholder for any purpose germane to the Meeting, during ordinary business hours, at the Company’s headquarters, 1157 Shrewsbury Avenue, Shrewsbury, New Jersey. The transfer books of the Company will not be closed.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested to fill in, sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2008 is enclosed herewith.

By Order of the Board of Directors,

Simon F. Nynens,
Chairman
April 28, 2009

WAYSIDE TECHNOLOGY GROUP, INC
1157 Shrewsbury Avenue
Shrewsbury, New Jersey 07702

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Wayside Technology Group, Inc. (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held at  Morgens Waterfall Vintiadis & Company, Inc. 600 Fifth Avenue, 27th Floor, New York, New York, on June 11, 2009 at 10:00 AM, local time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy may revoke it at any time before it is exercised by written notice to the Corporate Secretary of the Company at the above-stated address or by giving a later dated proxy. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given, or unless the stockholder votes by ballot at the Meeting.

The approximate date on which this proxy statement and the accompanying form of proxy will first be sent or given to the Company’s stockholders is April 28, 2009.

VOTING SECURITIES

Only holders of shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”), of record at the close of business on April 17, 2009 are entitled to vote at the Meeting. On April 17, 2009 (the “Record Date”), 4,639,786 shares of Common Stock were issued and outstanding. In addition, on that date, 644,714 shares were held in Treasury by the Company and deemed issued but not outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote upon all matters to be acted upon at the Meeting. A majority in interest of the outstanding shares of Common Stock represented at the Meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote is necessary to elect the nominees for election as Directors.  Accordingly, shares not voted in the election of Directors (including shares covered by a proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a proxy as to which authority is withheld to vote for only one or less than all of the identified nominees) will not prevent the election of any of the nominees for Director. For all other matters, if any, submitted to stockholders at the Meeting, if a quorum is present, the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required for approval. As a result, abstention votes will have the effect of a vote against such matters. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

If the enclosed proxy is properly executed and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Stock represented thereby will be voted FOR the election of each of the nominees set forth under the caption “Election of Directors”, and FOR the ratification of the Company’s independent public accountants, and in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the Meeting.

Your vote is important. Accordingly, you are urged to fill in, sign, date and return the accompanying proxy card whether or not you plan to attend the Meeting. If you do attend, you may vote by ballot at the Meeting, thereby canceling any proxy previously given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 17, 2009 by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding Common Stock of the Company, (ii) each of the Directors (including the nominees for Director), (iii) the Company’s Chief Executive Officer during 2008 (including each person serving as the Company’s principal executive officer during any part of 2008), the Company’s principal financial officer during 2008 (including each person serving as the Company’s principal financial officer during any part of 2008) and each of the three other most highly compensated executive officers of the Company who were serving as such as of December 31, 2008 (collectively, the “Named Executive Officers”), and (iv) all Directors and executive officers of the Company as a group. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name	Number of shares beneficially owned	Percent

Mark T. Boyer (1)	403,293	8.6%
Simon F. Nynens (2)	325,337	6.8%
Edwin Morgens (3)	223,529	4.8%
F. Duffield Meyercord (4)	83,875	1.8%
Dan Jamieson (5)	58,465	1.3%
Vito Legrottaglie (6)	48,842	1.0%
Allan D. Weingarten (7)	40,875	*
William H. Willett (8)	31,820	*
Kevin Scull (9)	13,470	*
Richard Bevis (10)	13,345	*
Shawn Giordano (11)	4,195	*
All Directors and executive officers as a group (12 persons)(12)	1,247,046	25.0%
Edmund H. Shea, Jr.; Mary Shea; and E&M RP Trust (13)	275,877	5.9%
ROI Master Fund, Ltd. (14)	267,568	5.7%
J. Steven Emerson (15)	262,951	5.6%
Wellington Management Company, LLP (16)	238,414	5.1%
Eagle Asset Management, Inc (17)	237,775	5.1%
Al Frank Asset Management, Inc (18)	233,624	5.0%
* Less than one percent

To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has “beneficial ownership” with respect to the shares set forth opposite such person’s name. Unless otherwise noted below, the information as to beneficial ownership is based upon statements furnished to the Company by the beneficial owners. For purposes of computing the percentage of outstanding shares held by each person named above, pursuant to the rules of the Securities and Exchange Commission, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

The address for each Director and executive officer of the Company is c/o Wayside Technology Group, Inc., 1157 Shrewsbury Avenue, Shrewsbury, New Jersey 07702.

(1)
Beneficial ownership information is based upon information provided by ROI Master Fund, Ltd. (“ROI”) and Mr. Boyer. By virtue of Mr. Boyer’s ownership interest in ROI, Mr. Boyer may be deemed to beneficially own the 267,568 shares beneficially owned by ROI. See footnote 14 below. Mr. Boyer beneficially owns directly 78,100 shares. Includes 50,125 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days following April 17, 2009 and 4,125 shares of unvested restricted stock. Mr. Boyer is a member of our Board of Directors.

(2)
Includes 114,320 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days following April 17, 2009 and 168,250 shares of unvested restricted stock. Mr. Nynens is Chairman of our Board of Directors and our Chief Executive Officer.

(3)
Includes 20,000 shares of Common Stock held by a trust for the benefit of Mr. Morgens’ daughter, with respect to which Mr. Morgens disclaims beneficial ownership.  Includes 31,375 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days following April 17, 2009 and 4,125 shares of unvested restricted stock. Mr. Morgens is a member of our Board of Directors.

(4)
Includes 31,375 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days following April 17, 2009 and 4,125 shares of unvested restricted stock Mr. Meyercord is a member of our Board of Directors.

(5)
Includes 45,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days following April 17, 2009 and 8,250 shares of unvested restricted stock.

(6)
Includes 35,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days following April 17, 2009 and 8,250 shares of unvested restricted stock.

(7)
Includes 31,375 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days following April 17, 2009 and 4,125 shares of unvested restricted stock Mr. Weingarten is a member of our Board of Directors.

(8)
Includes 14,320 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days following April 17, 2009 and 4,625 shares of unvested restricted stock. Mr. Willett is a member of our Board of Directors.

(9)	Includes 8,250 shares of unvested restricted stock.

(10)	Includes 10,750 shares of unvested restricted stock.

(11)	Includes 3,500 shares of unvested restricted stock.

(12)
Includes 352,890 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days following April 17, 2009 and 228,375 shares of unvested restricted stock.

(13)
Based solely on information provided by Edmund H. Shea, Jr., Mary Shea and E&M RP Trust in a Schedule 13G filed with the Securities and Exchange Commission on November 29, 2007.  The address for Edmund H. Shea, Jr., Mary Shea and E&M RP Trust is 655 Brea Canyon Road, Walnut, CA  91789

(14)
Based solely on information provided by ROI in a Schedule 13G/A filed with the Securities and Exchange Commission on March 7, 2006.  The address for ROI is 300 Drakes Landing Road, Suite 175, Greenbrae, CA  94904. Beneficial ownership information is based upon information provided by ROI.

(15)
Based solely on information provided by J. Steven Emerson in a Schedule 13G/A filed with the Securities and Exchange Commission on November 17, 2005. The address of J. Steven Emerson is 1522 Ensley Avenue, Century City, CA 90024.  Includes 25,151 shares of Common Stock owned by Emerson Partners, over which Mr. Emerson exercises voting and dispositive powers.

(16)
Based solely on information provided by Wellington Management Company, LLP in a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(17)
Based solely on information provided by Eagle Asset Management, Inc, in a Schedule 13G/A filed with the Securities and Exchange Commission on January 13, 2009. The address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, FL 33716.

(18)
Based solely on information provided by Al Frank Asset Management, Inc, in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2009. The address of Al Frank Asset Management, Inc, is 32392 Coast Highway, Suite 260, Laguna Beach, CA 92651.

CORPORATE GOVERNANCE

Role of the Board of Directors
In accordance with the General Corporation Law of the State of Delaware and our certificate of incorporation and bylaws, our business, property and affairs are managed under the direction of the Board of Directors.  Although our non-employee Directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

Meetings of the Board of Directors
The Board of Directors met six times in 2008.  Each of the Directors attended at least 75% of all meetings held by the Board of Directors and meetings of each committee of the Board of Directors on which such Director served during 2008.

Communication with the Board of Directors; Director Attendance at Annual Meetings
Stockholders may communicate with a member or members of the Board of Directors by addressing their correspondence to the Board member or members c/o the Corporate Secretary, Wayside Technology Group, Inc., 1157 Shrewsbury Avenue, Shrewsbury, NJ 07702.  Our Corporate Secretary will review the correspondence and forward it to the chair of the appropriate committee or to any individual Director or Directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Wayside Technology Group, Inc., or our business, or is similarly inappropriate.  Our Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Recognizing that Director attendance at our annual meetings can provide our stockholders with a valuable opportunity to communicate with Board members about issues affecting our Company, we encourage our Directors to attend each annual meeting of stockholders. All Board members except Mr. Boyer attended last year’s annual meeting of stockholders.

Director Independence
The Board of Directors has determined that the following Directors are independent under the NASDAQ listing standards:  Messrs. Boyer, Meyercord, Morgens and Weingarten.

Committees of the Board of Directors
The Board of Directors has an Audit Committee, Compensation Committee and a Nominating and Governance Committee.

Audit Committee.  The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The Audit Committee  monitors the integrity of the Company’s financial statements, financial reporting process and internal controls regarding finance, accounting and legal compliance; monitors the independence and performance of our independent registered public accounting firm; provides an avenue of communication among the independent registered public accounting firm, management, including internal audit, and our Board of Directors; and monitors significant litigation and financial risk exposure. The current members of the Audit Committee are Messrs. Weingarten (Chairman), Meyercord and Morgens, each of whom is independent as defined by the NASDAQ listing standards and applicable Securities and Exchange Commission (“SEC”) rules. The Board of Directors has determined that Mr. Weingarten meets the criteria as an “audit committee financial expert” as defined in applicable SEC rules.  The Audit Committee met six times during 2008.

The Audit Committee operates under a written charter adopted by the Board of Directors.  A copy of the charter is available in the Corporate Governance relations section of our website, http://www.waysidetechnology.com/content.aspx?name=content_auditcharter.  The report of the Audit Committee begins on page 21 of this proxy statement.

Compensation Committee. The Board of Directors has a Compensation Committee which reviews and monitors matters related to management development and succession; develops and implements executive compensation policies and pay for performance criteria for the Company; reviews and approves the initial and annual base salaries, annual incentive bonus and all long-term incentive awards of our Chief Executive Officer; reviews and approves such compensation arrangements for all executive officers and certain other key employees; approves stock-related incentives under our stock incentive and executive compensation plans, and exercises all powers of the Board of Directors under those plans other than the power to amend or terminate those plans and other than with respect to non-employee directors, which determinations are subject to Board approval; reviews and approves material matters concerning our employee compensation and benefit plans; and carries out such responsibilities as have been delegated to it under various compensation and benefit plans and such other responsibilities with respect to our compensation matters as may be referred to it by our Board of Directors or management. Under its charter, the Compensation Committee may form and delegate authority to subcommittees or, to the extent permitted under applicable laws, regulations and NASDAQ rules, to any other independent director, in each case to the extent the Compensation Committee deems necessary or appropriate. The Compensation Committee has the right to consult with or obtain input from management but, except as expressly provided in its charter, may not delegate any of its responsibilities to management. The members of the Compensation Committee are Messrs. Meyercord (Chairman), Morgens and Weingarten, each of whom is independent as defined by the NASDAQ listing standards.  The Compensation Committee met one time during 2008.  The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available in the Corporate Governance section of our web site at http://www.waysidetechnology.com/content.aspx?name=content_compcharter. The report of the Compensation Committee begins on page 21 of this proxy statement.

Nominating and Governance Committee.  The Board of Directors has a Nominating and Governance Committee which identifies individuals qualified to become Board members and recommends to the Board director nominees for election at the next Annual Meeting of Stockholders.  Currently, the members of the Nominating and Governance Committee are Messrs. Boyer (Chairman), Morgens and Weingarten, each of whom is independent as defined by the NASDAQ listing standards.  The Nominating and Governance Committee met once during 2008. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors.  The Nominating and Governance Committee charter is available in the Corporate Governance section of our web site, http://www.waysidetechnology.com/content.aspx?name=content_nomincharter.

Director Nominations
The Nominating and Governance Committee will consider recommendations for directorships submitted by our stockholders.  Stockholders who wish the Nominating and Governance Committee to consider their recommendations for nominees for the position of Director should submit their recommendations, in accordance with the procedures set forth below, in writing to: Corporate Secretary, Wayside Technology Group, Inc., 1157 Shrewsbury Avenue, Shrewsbury, NJ 07702.  In order to be considered for inclusion in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2010, the stockholder’s notice must be received by our Company not less than 120 days nor more than 150 days before the first anniversary of the date of this proxy statement.

For nominations, such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a Director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of stock of our Company that are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (E) the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a Director if elected and (ii) as to the stockholder giving the notice, (A) the name, business address, and residential address, as they appear on our stock transfer books, of the nominating stockholder, (B) a representation that the nominating stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of stock of our Company beneficially owned by the nominating stockholder and (D) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder.

In its assessment of each potential candidate, the Nominating and Governance Committee will review the nominee’s professional ethics, integrity and values, skills, judgment, experience, independence, commitment to representing the long-term interests of the stockholders, understanding of our Company’s or other related industries and such other factors as the Nominating and Governance Committee determines are pertinent in light of the current needs of the Board of Directors.  The Nominating and Governance Committee seeks to identify candidates representing diverse experiences at policy-making levels in business, management, marketing, finance, human resources, communications and in other areas that are relevant to our activities.  The Nominating and Governance Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to our Company.  After full consideration, the stockholder proponent will be notified of the decision of the Nominating and Governance Committee.

Nominees may also be recommended by Directors, members of management, or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the Board, the Nominating and Governance Committee considers, in addition to the requirements described above and set out in its charter, quality of experience, our needs and the range of knowledge, experience and diversity represented on the Board.  Each Director candidate will be evaluated by the Nominating and Governance Committee based on the same criteria and in the same manner, regardless of whether the candidate was recommended by a Company stockholder or by others. The Nominating and Governance Committee will conduct the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all Director nominees.  The Nominating and Governance Committee will also review the independence of each candidate and other qualifications of all Director candidates, as well as consider questions of possible conflicts of interest between Director nominees and our Company.

After the nominating and governance committee has completed its review of a nominee’s qualifications and conducted the appropriate inquiries, the Nominating and Governance Committee will make a determination whether to recommend the nominee for approval by the Board of Directors.  If the Nominating and Governance Committee decides to recommend the director nominee for nomination by the Board of Directors and such recommendation is accepted by the Board, the form of our proxy solicited will include the name of the director nominee.

Director Compensation and Arrangements
The following table sets forth information regarding the compensation earned by or awarded to each Director who is not a Named Executive Officer who served on the Company’s Board of Directors for the fiscal year ended December 31, 2008.

	Fees Earned or Paid
	In	Stock	Option	All other	Total
Name	Cash ($)	Awards ($) (1)	Awards ($) (1)	Compensation ($) (2)	($)

Mark T. Boyer (3)	23,000	18,830	-	3,038	44,868
F. Duffield Meyercord (4)	32,000	18,830	-	3,038	53,868
Edwin H. Morgens (5)	28,000	18,830	-	3,038	49,868
Allan D. Weingarten (6)	38,000	18,830	-	3,038	59,868
William Willett (7)	22,000	20,440	-	3,338	45,778

(1)	The amount included in “Stock Awards” and “Option Awards” is the dollar amount recognized for financial statement reporting purposes with respect to 2008 computed in accordance with FAS123R.

(2)	The amount included in “All Other Compensation” represents dividends that the Company paid to the directors in 2008 on the unvested portion of their restricted stock awards.

(3)	At December 31, 2008 Mr. Boyer had 4,500 shares of unvested restricted common stock and 50,125 options outstanding pursuant to the 1995 Director Plan (defined below).

(4)	At December 31, 2008 Mr. Meyercord had 4,500 shares of unvested restricted common stock and 31,375 options outstanding pursuant to the 1995 Director Plan.

(5)	At December 31, 2008 Mr. Morgens had 4,500 shares of unvested restricted common stock and 31,375 options outstanding pursuant to the 1995 Director Plan.

(6)	At December 31, 2008 Mr. Weingarten had 4,500 shares of unvested restricted common stock and 31,375 options outstanding pursuant to the 1995 Director Plan.

(7)	At December 31, 2008 Mr. Willett had 5,000 shares of unvested restricted common stock and 14,320 options outstanding pursuant to the 1995 Stock Plan.

Each outside Director (i.e., non-employee) receives $4,000 per quarter for serving on the Board, an additional $1,000 per meeting of the Board of Directors, $1,000 per Audit Committee meeting, $1,000 per Nominating and Governance Committee meeting and $500 per Compensation Committee meeting as well as reimbursement for reasonable expenses incurred in connection with service as a Director. The Chair of the Audit Committee receives an annual fee of $10,000. The Chair of the Compensation Committee receives an annual fee of $5,000. The Directors that are our employees receive no fees for serving on the Board of Directors.

Code of Business Conduct and Ethics
In January 2004, we adopted a Code of Ethical Conduct. The full text of the Code of Ethical Conduct, which applies to all employees, officers and directors of the Company, including our Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer is available at our web site, http://www.waysidetechnology.com/content.aspx?name=content_ethics. The Company intends to disclose any amendment to, or waiver from, a provision of the Code of Ethical Conduct that applies to our Chief Executive Officer, Chief Accounting Officer or Controller on our investor relations web site.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, six Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying proxy will be voted for the election as Directors of the nominees listed below, all of whom are currently Directors of the Company, unless the proxy contains contrary instructions. Each of the nominees has consented to be named in this proxy statement and to serve as a Director upon election, and management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Directors.

Set forth below is certain information, as of April 17, 2009, with respect to each nominee:

Name	Age	Principal Occupation	Director Since
Simon F. Nynens	37
Mr. Nynens was appointed our President and Chief Executive Officer in January 2006. Mr. Nynens also was elected to the Board to fill the vacancy on the Board in January 2006. In June 2006, Mr. Nynens was appointed Chairman of the Board. He previously held the positions of Executive Vice President and Chief Financial Officer since June 2004, and Vice President and Chief Financial Officer from January 2002 to June 2004. Prior to that appointment he served as the Vice President and Chief Operating Officer of the Company’s European operations.
			January 2006

William H. Willett	72
Mr. Willett has served as a Director of the Company since December 1996.  Mr. Willett served as Chairman of the Board from July 1998 to July 2006. Mr. Willett also served as President and Chief Executive Officer of the Company from July 1998 to January 2006.
			December 1996

F. Duffield Meyercord	62
Mr. Meyercord has served as a Director of the Company since December 1991. Mr. Meyercord has been a Managing Partner of Carl Marks Advisory Group, LLC in New York since 1996. He is also the President and founder of Meyercord Advisors, Inc., a consulting firm offering financial and operational assistance to corporations. Mr. Meyercord currently serves as a Director of the Peapack Gladstone Bank and Headway Corporate Resources.
			December 1991

Edwin H. Morgens	67
Mr. Morgens was a founder of the Company and has served as a Director of the Company since May 1982. Mr. Morgens is and has been the Chairman and co-founder of Morgens, Waterfall, Vintiadis & Co. Inc., an investment firm in New York, New York, since 1968.
			May 1982

Allan D. Weingarten	71
Mr. Weingarten has served as a Director of the Company since April 1997. From January 2001, until retiring in December 2003, Mr. Weingarten was the Senior Vice President and Treasurer of Jacuzzi Brands, Inc. (formerly known as U.S. Industries, Inc.). Mr. Weingarten currently serves as a Director of Whitney Information Network, Inc.
			April 1997

Mark T. Boyer	51	Mr. Boyer has served as a Director of the Company since April 2001. Mr. Boyer is and has been the President and a Director of ROI Capital Management in Greenbrae, California since 1992.	April 2001

All Directors hold office until the next annual meeting of stockholders and until their successors are duly elected. Officers serve at the discretion of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) under the Exchange Act requires the Company’s officers and Directors and holders of more than ten percent of the Company’s outstanding shares of Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely upon a review of such reports, or on written representations from certain reporting persons that no reports were required for such persons, the Company believes that during 2008 all required events of its officers, Directors and 10% stockholders required to be so reported, were timely filed.

EXECUTIVES AND EXECUTIVE COMPENSATION

Our Executives

Set forth below are the name, age, present title, principal occupation and certain biographical information for our executive officers as of February 1, 2009, all of whom have been appointed by and serve at the discretion of our board of directors.

Name	Age	Position
Simon F. Nynens	37	Chairman, President and Chief Executive Officer
Richard J. Bevis	59	Vice President Marketing
Daniel T. Jamieson	51	Vice President and General Manager-Lifeboat
Vito Legrottaglie	44	Vice President-Operations
Kevin T. Scull	43	Vice President and Chief Accounting Officer
Shawn J. Giordano	39	Vice President-Programmers and TechXtend

Simon F. Nynens was appointed President and Chief Executive Officer in January 2006. Mr. Nynens also serves on the Board of Directors and was named Chairman in June 2006. He previously held the position of Executive Vice President and Chief Financial Officer ( June 2004- January 2006) and Vice President and Chief Financial Officer (January 2002- June 2004). Prior to January 2002, Mr. Nynens served as the Vice President and Chief Operating Officer of the Company's European operations.

Richard J. Bevis was appointed Vice President Marketing in July 2007. Prior to joining Wayside Technology Group, Inc., Mr. Bevis worked for Covance Inc., a drug development service company, as Senior Director Marketing Communication from 2003 to 2007. He also held the position of Vice President Corporate Communications for Eyretel, PLC. from 2002 to 2003.

Daniel T. Jamieson was appointed Vice President and General Manager of Lifeboat in April 2003. Prior to that, and since 1992, Mr. Jamieson held various sales and marketing management positions within the Company.

Vito Legrottaglie was appointed to the position of Vice President of Operations in April 2007. He previously held the position of Vice President of Information Systems since June 2003. Mr. Legrottaglie has previously served as Vice President of Information Systems from 1999 to 2000 and had been with the Company since 1996. Mr. Legrottaglie has also held the positions of Chief Technology Officer at Swell Commerce Incorporated, Vice President of Operations for The Wine Enthusiast Companies and Director of Information Systems at Barnes & Noble.

Kevin T. Scull was appointed Vice President and Chief Accounting Officer in January 2006. He previously held the position of Corporate Controller of the Company since January 2003. Prior to joining Wayside Technology Group, Inc., Mr. Scull  worked for Niksun Inc. as Accounting Manager since January 2001 and, prior to that, he worked for Telcordia Inc. since December 2000 as Manager of Accounting Policies.

Shawn J. Giordano was appointed Vice President of Sales in August 2008. Mr. Giordano joined Wayside Technology Group in November 2007 as Senior Director of Sales for Programmer's Paradise and TechXtend. Prior to joining Wayside Technology Group, he worked for CA, Inc. (Computer Associates), a business consulting and software development company, from 2000 to 2007, most recently as Director of Channel Sales. Mr. Giordano began his career at Microwarehouse, Inc., and in over eight years with that company, progressed through positions of increasing responsibility in sales, marketing, and management. Mr. Giordano received a bachelor of science degree in management information science from the Stillman School of Business, Seton Hall University.

Compensation Discussion and Analysis

Overview

The Company’s primary objective is to maximize stockholder value. As a result, the Compensation Committee (the “Committee”), the members of which are Mr. F. Duffield Meyercord (Chairman), Mr. Edwin H. Morgens, and Mr. Allan Weingarten, strives to ensure that the Company’s executive compensation programs will enable the Company to attract, retain and motivate key people required to execute the Company’s business strategy and lead the Company to achieve its long-term growth and earnings goals. The Committee believes that the total compensation of executive officers should reflect their leadership abilities, initiative, the scope of their responsibilities, the success of the Company and the past and expected future contribution of each executive to that success. The Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive’s cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders.

In recent years, the Company’s executive compensation program has had three elements: base salary, an annual Performance Bonus Plan, and stock-based incentives. In general, the Committee has recommended and the Board has established a Performance Bonus Plan with respect to each succeeding fiscal year. However, the Committee and the Board are under no obligation to do this, and they have the power to consider other approaches to compensation. In January 2008, the Committee recommended and the Board adopted a Performance Bonus Plan for fiscal year 2008 (the “2008 Performance Bonus Plan”). Cash incentive payments depend upon the Company’s actual annual performance meeting or exceeding thresholds set in an operating plan developed by management and approved by the Board at the beginning of the fiscal year and each executive officer’s contribution toward achieving that plan.

Target Total Cash Compensation

Target total cash compensation for each executive is established primarily based on peer group data. The Committee included companies in the peer group (PC Connection, Inc., Insight Enterprises, Inc., Zones Inc., Arrow Electronics Inc. and Avnet, Inc.) that the Committee believes are competitors of the Company for executive talent.  A combination of proxy and executive salary survey data were the primary sources used to develop the analysis. The Committee has not  relied on compensation consultants.

Base Salary and Performance Bonus Plan

Total cash compensation for 2008 is divided into a base salary portion, and a bonus. Many factors are considered in determining the base salaries for executive officers, including the value that each individual brings to the Company through experience, education and training, comparable positions and comparable responsibilities at similar organizations, the specific needs of the Company, and the individual’s past and expected future contributions to the Company’s success.

The principal targets in the Company’s 2008 Performance Bonus Plan are operating profit as well as segment contribution margin as outlined in the table below. These targets were determined by the Committee based on a review of the Company’s budget prepared by management. The target levels are set at levels that, upon achievement of 100% of the target performance, are likely to result in bonus payments that the Committee believes to be comparable to our peer data group.

			Contribution	Contribution
	Operating	Operating	Margin	Margin
	Income	Income	Targets	Targets
	Potential	Actual	Potential	Actual
Name	Payouts	Payouts	Payouts	Payouts
Simon F. Nynens	54-150%	133%	-	-
Kevin T. Scull	19-42%	37%	-	-
Vito Legrottaglie	17-53%	40%	5%-20%	13%
Dan Jamieson	13-40%	27%	5-67%	7%
Shawn Giordano	-	-	12-64%	64%

Equity Incentive

The Company’s executive officers are eligible to receive equity incentive awards under the Company’s equity incentive plans. In February of 2008, the Company granted each Named Executive Officer (other than Mr. Nynens) 5,000 shares of restricted Common Stock. These shares granted vest over 60 months. In addition, the Company granted 25,000 restricted shares to Mr. Nynens. These shares vest over 60 months. In August of 2006, each executive officer received a grant of 10,000 shares of restricted Common Stock that vest over 60 months. In addition, Mr. Nynens, in connection with his promotion to President and Chief Executive Officer, and under terms of his employment agreement, was granted 200,000 shares of restricted Common Stock that vest over 120 months. The primary goal of the Company is to create long-term value for stockholders, and accordingly the Committee believes that equity incentive awards provide an additional incentive to executive officers to work towards maximizing stockholder value. The Committee views equity incentive awards as one of the more important components of the Company’s long-term, performance-based compensation philosophy. The grant of equity incentive awards to executive officers encourages equity ownership in the Company, and closely aligns executive officers’ interests to the interests of all the stockholders. These awards are provided through initial grants at or near the date of hire and through subsequent periodic grants. Equity incentive awards granted by the Company to its executive officers and other employees have exercise prices not less than the fair market value of the stock on the date of the grant or award. Equity incentive awards vest and become exercisable at such time as determined by the Board or the Committee. The initial grant is designed for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time. Periodic additional equity incentive awards within the comparable range for the job are granted to reflect the executives’ ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company’s financial goals.

Compensation of the Executive Chairman, and the Chief Executive Officer

The factors considered by the Committee in determining the compensation of the Chief Executive Officer, in addition to the criteria discussed above, include the Company’s operating and financial performance, as well as the individual’s leadership and establishment and implementation of the strategic direction for the Company. The Committee considered as part of its subjective evaluation, among other factors, such executive’s outstanding reputation and contacts in the business community (including Mr. Nynens’ contacts in the computer software industry), and his extensive knowledge of finance and accounting. The compensation of the Company’s Chief Executive Officer in 2008 consisted of a base salary, an automobile allowance, performance bonus and stock awards. The total compensation package was established considering compensation of peer chief executive officers with similar executive responsibilities.

Summary Compensation Table

The following table sets forth, for fiscal year 2008, a summary of the annual and long-term compensation for services in all capacities of the Named Executive Officers.

				Stock	All Other
Name and		Salary	Bonus	Awards	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)	($)

Simon F. Nynens (2)	2008	250,000	331,271	350,180	133,502 (3)	1,064,953
Chairman, President and Chief Executive Officer	2007	250,000	275,000	296,780	130,325 (3)	952,105
	2006	250,000	275,000	148,390	49,470 (3)	722,860

Kevin T. Scull	2008	120,000	44,169	37,660	11,840 (3)	213,669
Vice President and Chief Accounting Officer	2007	120,000	41,250	26,980	9,086 (3)	197,316
	2006	120,000	40,000	13,490	5,493 (3)	178,983

Vito Legrottaglie,	2008	150,000	73,083	37,660	13,302 (3)	274,045
Vice President Operations	2007	150,000	47,500	26,980	10,774 (3)	235,254
	2006	148,333	80,000	13,490	6,980 (3)	248,803

Dan Jamieson,	2008	150,000	50,424	37,660	13,940 (3)	252,024
Vice President and General Manager-Lifeboat	2007	150,000	100,000	26,980	11,599 (3)	288,579
	2006	148,333	120,000	13,490	8,830 (3)	290,653

Shawn Giordano (4)	2008	98,333	110,000	11,400	-	219,733
Vice President-Programmers and TechXtend

(1)
The compensation expense associated with the stock awards is based on the dollar amount recognized  for financial statement reporting purposes with respect to 2008 in accordance with FAS 123R. See Note 7, “Stockholder’s Equity and Stock Based Compensation” in the Company’s consolidated financial statements set forth in our Annual Report on Form 10-K for the assumptions made in determining FAS123R values.

(2)	Mr. Nynens was our Executive Vice President and Chief Financial Officer until his appointment on January 9, 2006 to the position of President and Chief Executive Officer.
(3)           A detailed description of the items disclosed as “All-Other Compensation” is set forth in the table below.
(4)	Mr. Giordano was appointed Vice President Sales in August of 2008. Mr. Giordano joined Wayside Technology Group in November 2007 as Senior Director of Sales for Programmer's Paradise and TechXtend.

All Other Compensation

Name		401(k) Matching Contributions ($)	Dividend Equivalents On Unvested Restricted Stock ($)	Personal Use of Company Car ($)	Supplemental Life Insurance Premiums ($)	Total ($)

Simon Nynens	2008	7,750	113,702	7,740	4,310	133,502
	2007	7,750	110,525	7,740	4,310	130,325
	2006	7,500	28,630	9,030	4,310	49,470

Kevin Scull	2008	5,764	6,076	-	-	11,840
	2007	4,311	4,775	-	-	9,086
	2006	4,163	1,330			5,493

Vito Legrottaglie	2008	7,226	6,076	-	-	13,302
	2007	5,999	4,775	-	-	10,774
	2006	5,650	1,330			6,980

Dan Jamieson	2008	7,864	6,076	-	-	13,940
	2007	5,999	4,775	-	-	10,774
	2006	5,650	1,330			6,980

Shawn Giordano	2008	-	-	-	-	-

Grant of Plan-Based Awards

The following table provides information on stock options and restricted Common Stock granted in 2008 to each of the Company’s Named Executive Officers. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized. The amount of these awards that were expensed in 2008 is shown in the Summary Compensation Table on page 14.

Grants of Plan-Based Awards
for Fiscal Year End
December 31, 2008

		All Other Stock Awards Number of Shares of Stock
			Grant Date
	Grant		Fair Value of Stock Awards
Name	Date	(#) (1)	($) (2)
Simon Nynens	2/05/2008	25,000	267,000
Kevin Scull	2/05/2008	5,000	53,400
Vito Legrottaglie	2/05/2008	5,000	53,400
Dan Jamieson	2/05/2008	5,000	53,400
Shawn Giordano	-	-	-

(1) In February of 2008, the Company granted each Named Executive Officer as of this date (other than Mr. Nynens) 5,000 shares of restricted Common Stock. These shares granted vest over 60 months and dividends are paid on the unvested restricted share awards. In addition, the Company granted 25,000 restricted shares to Mr. Nynens. These shares vest over 60 months and dividends are paid on the unvested restricted share awards.

(2) The per share FAS 123R grant date value was $10.68 for all stock awards made in 2008. See Note 7. “Stockholder’s Equity and Share Based Compensation in the Company’s consolidated financial statements set forth in our annual report on Form 10-K for the assumptions made in determining FAS123R values. There can be no assurance that the value on distribution will equal the FAS 123R value.

EMPLOYMENT AND SEVERANCE AGREEMENTS

Each of the Named Executive Officers has entered into an agreement that includes a covenant not-to-compete and a confidentiality provision. The covenant not-to-compete prohibits the executive for a period of one year after termination from engaging in a competing business. Such covenant also prohibits the executive from directly or indirectly soliciting the Company’s customers or employees.

On January 9, 2006, the Company appointed Simon Nynens to be its President and Chief Executive Officer and entered into an employment agreement with Mr. Nynens which expires on June 30, 2007. The agreement provides for a base salary of $250,000 and a bonus, if certain targets are met. Additionally, after approval of the 2006 Plan (defined below), he was awarded 200,000 shares of restricted Common Stock that vest in equal monthly increments over 120 months.

In the event that Mr. Nynens employment is terminated without cause or by the rendering of a non-renewal notification, he is entitled to receive severance payments equal to twelve months salary and immediate vesting of all outstanding stock awards. Additionally, in the event that a change of control of the Company occurs (as described in the employment agreement), Mr. Nynens’ outstanding stock awards become immediately vested and he is entitled to the pro-rata performance bonus based upon the Company’s stock price at the date of such change in control.

The Company has entered into a severance agreement with Mr. Legrottaglie, Vice President of Information Systems, under which Mr. Legrottaglie is entitled to severance payments for six months at the then applicable annual base salary if the Company terminates his employment for any reason other than for cause.

The payments triggered by such terminations pursuant to Mr. Nynens’ and Mr. Legrottaglie’s employment agreements, as well as those triggered by a change of control under the employment agreements of all Named Executive Officers, are illustrated in tabular format under “Potential Payments Upon Termination and Change of Control” below.

EMPLOYEE BENEFIT PLANS

The Company provides all employees, including executive officers, with group medical, dental and disability insurance on a non-discriminatory basis. Employees are required to contribute approximately 20% of the premium costs of such policies. The Company has a 401(k) savings and investment plan intended to qualify under Section 401(a) of the Internal Revenue Code (the “Code”), for our domestic employees, which permits employee salary reductions for tax-deferred savings purposes pursuant to Section 401(k) of the Code. The Company matches 50% of domestic employee contributions up to the first 6% of compensation. The Company’s total contributions for 2008 were approximately $130,000.

As described in more detail above under “Base Salary and Performance Bonus Plan”, the Company maintains a performance bonus plan for our senior executives which provides for a bonus of up to 150% of the executive’s base salary in the event certain performance targets, based upon revenue and operating profitability, are achieved and also provides for additional incentive bonuses based upon pre-established metrics. Subject to approval by its Board of Directors, the Company anticipates that a similar type of bonus plan will continue in effect for 2009 and subsequent fiscal years and that bonuses under this plan in the 2009 fiscal year and thereafter will be based on the Company meeting or exceeding profitability targets established by the Compensation Committee.

STOCK PLANS

2006 Plan - The Company’s 2006 Stock-Based Compensation Plan ( the “2006 Plan”) has been established by the Company to (i) attract and retain skilled employees and directors; (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals; and (iii) link participants’ interests with those of Wayside Technology Group, Inc.’s stockholders through compensation that is based on the Common Stock, and thereby promote the continued growth and financial success of the Company.  At the annual stockholder’s meeting held on June 14, 2006, the Company’s stockholders approved the 2006 Plan. The 2006 Plan authorizes the grant of Stock Options, Stock Units, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Bonuses, and other equity-based awards. The number of shares of Common Stock initially available under the 2006 Plan is 800,000. The number of shares of Common Stock available for future award grants to employees and directors under this plan is 413,500.

In August of 2006, the Company granted a total of 315,000 shares of restricted common stock to officers, directors and employees. Included in this grant were 200,000 restricted shares granted to the Company’s CEO in accordance with his employment agreement. These 200,000 restricted shares vest over 120 months. The remaining shares granted vest over 60 months.

During 2007, the Company granted a total of 30,000 shares of restricted stock to officers, directors and employees. These shares vest over 60 months. A total of 12,500 shares of restricted common stock were forfeited as a result of employees and officers terminating employment with the Company.

During 2008, the Company granted a total of 57,500 shares of restricted stock to officers, directors and employees. These shares vest over 60 months. A total of 3,500 shares of restricted common stock were forfeited as a result of employees and officers terminating employment with the Company

1995 Stock Plan. The purpose of the Company’s 1995 Stock Plan (the “1995 Stock Plan”) was to provide incentives to officers, Directors, employees and consultants of the Company. Under the 1995 Stock Plan, officers and employees of the Company and any present or future subsidiary are provided with opportunities to purchase shares of Common Stock of the Company pursuant to options which may qualify as ISOs, or which do not qualify as ISOs (“Non-Qualified Options”) and, in addition, such persons may be granted awards of stock in the Company (“Awards”) and opportunities to make direct purchases of stock in the Company (“Purchases”). Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.” Options, Awards and Purchases are referred to hereafter collectively as “Stock Rights.” The 1995 Stock Plan contains terms and conditions relating to ISOs necessary to comply with the provisions of Section 422 of the Code.

The 1995 Stock Plan authorized the grant of Stock Rights to acquire up to 1,137,500 shares of Common Stock. As of April 17, 2009, a total of 360,640 shares of Common Stock are subject to outstanding Options under the 1995 Stock Plan at exercise prices ranging from $2.13 to $12.85 per share.  The 1995 Stock Plan expired and terminated on April 21, 2005 (except as to Options outstanding on that date) and no more grants may be made under the 1995 Stock Plan. The 1995 Stock Plan requires that each Option shall expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any present or future subsidiary, the ISO expires no more than five years from its date of grant.

1995 Non-Employee Director Plan. The purpose of the Company’s 1995 Non-Employee Director Plan (the “1995 Director Plan”) was to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (“Outside Directors”). The 1995 Director Plan authorized the grant of options for up to 187,500 shares of Common Stock and provided for automatic grants of nonqualified stock options to Outside Directors.

Under the 1995 Option Plan, each current Outside Director has received, and each Outside Director who first joined the Board after April 1995 automatically received at that time, options to purchase 18,750 shares of Common Stock. As of April 17, 2009, a total of 32,250 shares of Common Stock are subject to outstanding Options under the 1995 Non-Employee Director Stock Plan at exercise prices ranging from $2.13 to $3.85 per share. All options granted to Outside Directors have an exercise price equal to 100% of the fair market value on the date of grant. The 1995 Director Plan requires that options granted there under will expire on the date which is ten years from the date of grant. Each option granted under the 1995 Director Plan becomes exercisable over a five-year period, and vests in an installment of 20% of the total option grant upon the expiration of one year from the date of the option grant, and thereafter vests in equal quarterly installments of 5%. The 1995 Director Plan expired and was terminated on April 21, 2005 (except as to Options outstanding on that date) and no more grants may be made under the 1995 Director Plan.

OUTSTANDING EQUITY AWARDS

The following table shows the number of shares of Common Stock covered by exercisable and unexercisable options and unvested restricted Common Stock held by the Company’s Named Executive Officers on December 31, 2008.

	Outstanding Equity Awards at December 31, 2008
		Option Awards			Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares or
	Underlying	Underlying	Option		Units of Stock	Units of Stock
	Unexercised	Unexercised	Exercise	Option	That Have	That Have
	Options (#)	Options (#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#) (1)	($) (2)
Simon Nynens	100,000	-	8.03	6/10/2014	175,000	1,225,000
	14,320	-	12.85	4/21/2015
Kevin Scull	-	-	-	-	9,000	63,000
Vito Legrottaglie	30,000	-	8.03	6/10/2014	9,000	63,000
	5,000	-	12.85	4/21/2015
Dan Jamieson	40,000	-	8.03	6/10/2014	9,000	63,000
	5,000	-	12.85	4/21/2015
Shawn Giordano	-	-	-	-	3,750	26,250

(1) In February of 2008, the Company granted each Named Executive Officer (other than Mr. Nynens) 5,000 shares of restricted Common Stock. These shares granted vest in equal monthly increments over 60 months. In addition, the Company granted 25,000 restricted shares to Mr. Nynens. These shares vest in equal monthly increments over 60 months. In August of 2006, the Company granted each Named Executive Officer 10,000 shares of restricted Common Stock. These shares granted vest in equal monthly increments over 60 months. In addition, the Company granted 200,000 restricted shares to Mr. Nynens in accordance with his employment agreement. These shares vest in equal monthly increments over 120 months.

(2) The market value is based on the closing stock price of the Company’s Common Stock of $7.00 on the last trading day of 2008 or December 31, 2008.

OPTIONS EXERCISED AND STOCK VESTED IN 2008

The table below shows the number of shares of Common Stock acquired during 2008 upon the exercise of options and vesting of restricted stock.

	Option Awards		Stock Awards
	Number of		Number of	Value
	Shares	Value	Shares	Realized On
	Acquired on	Realized on	Acquired On	Vesting
Name	Exercise (#)	Exercise ($)	Vesting (#)	($)

Simon Nynens	-	-	27,000	252,518
Kevin Scull	-	-	3,000	28,058
Vito Legrottaglie	-	-	3,000	28,058
Dan Jamieson	-	-	3,000	28,058
Shawn Giordano	-	-	1,000	9,353

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information, as of December 31, 2008, regarding securities authorized for issuance upon the exercise of stock options under all of the Company’s equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders (1)	657,640	$9.99	413,500
Total	657,640	$9.99	413,500

(1) Includes the 1995 Stock Plan, the 1995 Director Plan and the 2006 Plan. See “Stock Plans” in this proxy statement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the Named Executive Officers in the event of a termination of employment or a change in control of the Company. The amount of compensation to each Named Executive Officer in each situation is listed in the tables below. The amounts shown assume that such termination or change of control was effective on December 31, 2008 and that the Company’s stock was $7.00 per share which was the closing price of the shares on December 31, 2008.

The following table illustrates the payments that would be due to the Named Executives in the event of a change of control of the Company. For purposes hereof, a "change of control" shall be deemed to have occurred in the event of any of the following: (i) any person or entity makes a tender or exchange offer for shares of the Common Stock pursuant to which such person or entity acquires a majority of the issued and outstanding shares of the Common Stock, (ii) the Company merges or consolidates with or into another corporation or corporations, unless immediately after such merger or consolidation those persons and entities who immediately prior to such transaction were stockholders of the Company are entitled to vote in the election of directors, or otherwise have the right to elect, a majority of the directors of the surviving corporation, (iii) the Company sells, transfers or otherwise disposes of all or substantially all of its assets, other than to a direct or indirect subsidiary, or (iv) any person or entity acquires a majority of the Company’s issued and outstanding voting securities and shall be entitled to vote in the election of directors or otherwise have the right to elect, a majority of the directors of the Company.

			Accelerated
			Vesting on
			Restricted
Name	Salary ($)	Bonus($)	Stock ($)	Total ($)

Simon F. Nynens	725,000	960,685	1,225,000	2,910,685
Kevin T. Scull	-	-	63,000	63,000
Vito Legrottaglie	75,000	-	63,000	138,000
Dan Jamieson	-	-	63,000	63,000
Shawn Giordano	-	-	-	-

The following table illustrates the payments that would be due the Named Executive Officers in the event they are terminated without cause, and with respect to Mr. Nynens, also upon receipt of non-renewal notification.

			Accelerated
			Vesting on
			Restricted
Name	Salary ($)	Bonus($)	Stock ($)	Total ($)

Simon F. Nynens	250,000	-	1,225,000	1,475,000
Kevin T. Scull	-	-	-	-
Vito Legrottaglie	75,000	-	-	75,000
Dan Jamieson	-	-	-	-
Shawn Giordano	-	-	-	-

TRANSACTIONS WITH RELATED PERSONS

The Company has adopted a written policy whereby all transactions between the Company and each related person (as defined in Item 404 of Regulation S-K) or in which any related person had or will have a direct or indirect material interest must be on terms no less favorable to the Company than could be obtained from unrelated third parties and require pre-approval by a majority of the disinterested members of the Company’s Board of Directors.  There have been no such transactions since January 1, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Edwin H. Morgens, F. Duffield Meyercord and Allan Weingarten served as members of the Compensation Committee during the last completed fiscal year. None of Messrs. Morgens, Meyercord and Weingarten (i) was, during the last completed fiscal year, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. Furthermore, no executive officer and no member of the Compensation Committee had a relationship that requires disclosure under Item 407(e)(4)(iii) of Regulation S-K.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on the review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation and Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

The Compensation Committee

F. Duffield Meyercord, Chairman
Edwin H. Morgens
Allan Weingarten

REPORT OF THE AUDIT COMMITTEE

In the course of fulfilling its responsibilities during fiscal year 2008, the Audit Committee of our Board of Directors has:

•	reviewed and discussed with management our audited financial statements for the year ended December 31, 2008;

•
discussed with representatives of Amper, Politziner & Mattia, LLP (the “Independent Registered Public Accounting Firm”) the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended;

•	discussed with the Independent Registered Public Accounting Firm its independence from the Company and management; and

•
considered whether the provision by the Independent Registered Public Accounting Firm of non-audit services is compatible with maintaining the Independent Registered Public Accounting Firm’s independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Respectfully submitted,
Allan Weingarten, Chairman
F. Duffield Meyercord
Edwin H. Morgens

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm during the year ended December 31, 2008 was Amper, Politziner & Mattia, LLP. Amper, Politziner & Mattia, LLP has audited our financial statements since 2002.  The Audit Committee has appointed Amper, Politziner & Mattia, LLP to serve as the Company’s independent registered public accounting firm for 2009.

While we are not required to have the stockholders ratify the selection of Amper, Politziner & Mattia, LLP as our independent auditors, we are doing so because we believe it is a matter of good corporate practice.  If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Amper, Politziner & Mattia, LLP, but may retain such independent auditors.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

 One or more representatives of Amper, Politziner & Mattia, LLP are expected to be present at the meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

Fees and Independence

Audit Fees. We paid Amper, Politziner & Mattia LLP an aggregate of $128,100 and $96,795, respectively, for professional services rendered for the audit of our financial statements for the years ended December 31, 2008 and 2007 and its reviews of our unaudited financial statements included in our quarterly reports on Form 10-Q for the quarterly periods in the years ended December 31, 2008 and 2007, respectively.

Audit-Related Fees. During the fiscal years ended December 31, 2008 and 2007, we paid Amper, Politziner & Mattia, LLP an aggregate amount of $24,150 and $28,420, respectively, for audit related services for services not directly related to the audit of the Company’s financial statements which includes audits of benefit plans, financial due diligence and special projects.

Tax Fees. The aggregate fees billed for professional services rendered by Amper, Politziner & Mattia, LLP during fiscal years 2008 and 2007 for tax compliance, tax advice and tax planning in connection with the preparation and filing of the Company’s corporate income tax returns, were $20,000 and $18,000, respectively.

All Other Fees. During the fiscal years ended December 31, 2008 and 2007, Amper, Politziner & Mattia, LLP did not provide or bill for other services not included above.

The Audit Committee has determined that the provision of services by Amper, Politziner & Mattia, LLP described in the preceding paragraphs is compatible with maintaining Amper, Politziner & Mattia, LLP’s independence. All permissible audit and non-audit services provided by Amper, Politziner & Mattia, LLP in 2007 and 2008 were pre-approved by the Audit Committee on a case- by- case basis.

GENERAL

The Company does not know of any matters other than those stated in this proxy statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons designated therein as proxy appointees. The Company will bear the cost of preparing, printing, assembling and mailing all proxy material which may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Company’s Common Stock held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone, telecopy or telegraph. The Company does not expect to pay its officers or employees any compensation for the solicitation of proxies.

Householding

Beneficial owners of common stock who share a single address may receive only one copy of the Notice or the proxy materials, as the case may be, unless their broker, bank or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial shareowner(s) at such an address wish to discontinue householding and receive a separate copy of the Notice or the proxy materials, as the case may be, or if they currently receive multiple copies at the same address and wish to receive only a single copy in the future, they may contact Broadridge, either by calling (800) 579-1639, or by writing to Broadridge, Household  Department, 51 Mercedes Way, Edgewater, New York, 11717.

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S 2010 ANNUAL MEETING PROXY STATEMENT AND PROXY CARD

Any stockholder proposal to be considered by us for inclusion in the Company’s 2010 proxy statement and form of proxy card for next year’s Annual Meeting of Stockholders, expected to be held in June 2010, must be received by the Company’s Corporate Secretary at the Company’s principal executive offices located at 1157 Shrewsbury Avenue, Shrewsbury, NJ 07702, no later than December 30, 2009 (120 days prior to the first anniversary of the date of this proxy statement). The Securities and Exchange Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement.

OTHER STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE COMPANY’S 2010 ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year’s proxy statement by the deadline identified above, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company: (a) receives notice of the proposal more than 45 days prior to the anniversary of the mailing date of this proxy statement and the Company advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, (subject to the right of the proposing stockholder to deliver a proxy statement and proxy of its own in compliance with the terms of Rule 14a-4(c)(2) under the Exchange Act), or (b) does not receive notice of the proposal at least 45 days prior to the anniversary of the mailing date of this proxy statement. Notices of intention to present proposals at the 2010 annual meeting should be addressed to the Company’s Corporate Secretary at the Company’s principal executive offices located at 1157 Shrewsbury Avenue, Shrewsbury, NJ 07702.

By Order of the Board of Directors,

Simon F. Nynens, Chairman
April 28, 2009

PROXY CARD
WAYSIDE TECHNOLOGY GROUP, INC.
1157 Shrewsbury Avenue
Shrewsbury, New Jersey 07702

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints SIMON F. NYNENS and KEVIN T. SCULL with the power to appoint their substitutes, and hereby authorizes them to represent and to vote on behalf of the undersigned all the shares of common stock, par value $.01 per share (the “Common Stock”), of Wayside Technology Group, Inc., that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at Morgens Waterfall Vintiadis & Company, Inc. 600 Fifth Avenue, 27th Floor, New York, New York, on June 11, 2009 at 10:00 AM,  local time or any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the notice of and proxy statement for the Meeting (receipt whereof is hereby acknowledged), and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or adjournments thereof.

1.        ELECTION OF DIRECTORS

FOR all nominees listed below ☐

WITHHOLD AUTHORITY to vote for nominees listed below ☐
(except as marked to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below)

SIMON F. NYNENS, WILLIAM H. WILLETT, F. DUFFIELD MEYERCORD, EDWIN H. MORGENS, ALLAN WEINGARTEN AND MARK T. BOYER

Vote on Proposals		For	Against	Abstain
2.	To ratify the selection of Amper, Politziner and Mattia, LLP. as the
	Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009	☐	☐	☐
(continued, and to be executed, on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN ITEM 1 AND FOR PROPOSAL 2 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

I will ☐ will not ☐ attend the Meeting.                                                                  Dated: ____________ , 2009

_____________________________
SIGNATURE
_____________________________
SIGNATURE IF HELD JOINTLY

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS